Form N-SAR,
Sub-Item 77I
Copies of any material amendments
to the registrant's charter
Nuveen California Dividend Advantage Municipal Fund
2
333-58480, 811-10197


On May 17, 2001, under Conformed Submission
Type 497, accession number, 0000950137-01-501682,
a copy of the final prospectus containing a description of the additional preferred securities was filed and is incorporated herein by reference as an exhibit under Sub-Item 77I of Form N-SAR.